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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Imperial Commercial Capital Corporation:

  We consent to the use of our report dated April 16, 1997, except as to Note 1 to the financial statements which is as of June 30, 1997, included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP

Orange County, California
July 28, 1997